UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Additional Information Regarding NeuroMetrix, Inc.’s 2020 Annual Meeting of Shareholders to be Held on April 28, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of NeuroMetrix, Inc. (the “Company”), dated March 16, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

Dear Shareholders,
NeuroMetrix, Inc. (the “Company” or “NeuroMetrix” announced today that, due to the public health impact of the COVID-19 pandemic and in accordance with orders issued by the Governor of the Commonwealth of Massachusetts, the Company has changed the location of its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. The previously announced date and time of the Annual Meeting (April 28, 2020 at 9:00 a.m., Eastern Time) have not changed.
Virtual meeting date: Tuesday, April 28, 2020
Virtual meeting time: 9:00 a.m., Eastern Time
Virtual meeting link: http://viewproxy.com/neurometrix/2020/vm

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Shareholders who wish to attend the Annual Meeting must register by 11:59 p.m., Eastern Time, on April 26, 2020, by clicking on “Virtual Meeting Registration” at http://viewproxy.com/neurometrix/2020/. Shareholders will be provided an opportunity to ask questions of the Board of Directors and management during the meeting using the directions on the meeting website that day. Please refer to the 2020 Annual Meeting FAQ’s included in the “Virtual Meeting Registration” section of the website for further registration instructions and technical support.
The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions included in the proxy instructions previously distributed. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting. Shareholders will also have the opportunity to vote their shares during the Annual Meeting by following the instructions available on the meeting website during the meeting.
By Order of the Board of Directors

Shai N. Gozani
Chairman, Chief Executive Officer and President

Woburn, Massachusetts
Dated April 10, 2020